SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


March 30, 1999
(Date of report)



SYNCRONYS SOFTCORP
(Exact name of registrant as specified in its charter)

Nevada                                          0-25736
(State or other jurisdiction of incorporation)	(Commission file number)

33-0653223
(I.R.S. Employer Identification No.)



13465 Beach Avenue
Marina del Rey, CA 90292
(Address of principal executive offices and zip code)





(310) 823-9513
(Registrant telephone number)










This Form 8-K consists of 4 pages
One Exhibit on Page 4

Item 5.  Other Events.

On March 17, 1999 Syncronys Softcorp filed its Plan of Reorganization and Disclosure Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      SYNCRONYS SOFTCORP
                                                      (Registrant)


Date: March 30, 1999                                  By:  /S/ Walter D. Doyle
                                                      Walter D. Doyle
                                                      President/CEO

Exhibit 99: Press Release

Tuesday March 23, 8:29 am Eastern Time
Company Press Release:  Syncronys Files Plan of Reorganization
MARINA DEL REY, Calif.--(BUSINESS WIRE)--March 23, 1999-- Syncronys Softcorp (OTC BB:SYCR - news) Tuesday announced that the company has filed its Plan of Reorganization and Disclosure Statement (the ``Plan'') on March 17, 1999. Syncronys's previous management filed a bankruptcy petition under Chapter 11 of the Federal Bankruptcy Code on July 15, 1998. Syncronys's new management has proposed a Plan to treat the claims of creditors and the interests of Syncronys's shareholders.
Mr. Walter Doyle, the interim president and chief executive officer of Syncronys for the past eight months, stated: ``We are extremely pleased with the teamwork and progress that has stabilized Syncronys so that our Plan could be filed. We have worked very hard to change Syncronys's business profile from that of a software utility development company into an expanding successful Web-Internet company.''
Mr. Carl Kosnar, currently a senior management consultant to the company and its future president and CEO, emphasized the importance of the company's new product sales and services profile: ``We have transformed SYCR into a Web-Internet company through a very specific strategy of company acquisitions and product purchases and licensing.''
SYCR's new products will enable it to emerge from Chapter 11 (with court approval) selling Internet services and products that will produce profits for its shareholders and the company in the first year after its emergence out of bankruptcy.
The new products fall into three (3) distinct groups: (1) Web-Interactive Niche Content; (2) Web management and monitoring applications; and (3) Internet Connectivity.
SYCR will continue to market and sell four of its previously developed software utilities products: (1) Upgrade AID 98; (2) Big Disk 1.5; (3) Eyecatcher; and (4) Rewind. These products continue to have a good market value and will contribute to the company's sales and bottom-line profitability. Mr. Doyle and Mr. Kosnar emphasized that the company's Plan was developed to be fair to both creditors and shareholders while giving the company the flexibility to succeed in the future.
SYCR's new services and products will enable SYCR to emerge from Chapter 11 Bankruptcy (with court approval) selling Web services and products that are expected to produce profits, in the first year after its emergence, over $500,000.
These services and products will provide SYCR with new diversified customers and strong revenue performance. This combined with the company's debt-free balance sheet and tax-loss carry-forwards will provide SYCR a solid foundation for its future.
Forward-looking statements in this release are made pursuant to the ``Safe Harbor'' provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition for the company, new products and technological change, the company's dependence upon third-party suppliers, intellectual property rights and other risk detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

Contact:
     Syncronys Softcorp, Marina del Rey
     Walter Doyle, 520/886-4415                                 Page 4 of 4